John Hancock Funds II
AMENDMENT TO SUBADVISORY AGREEMENT
T. Rowe Price Associates, Inc.
     AMENDMENT made as of this 23rd day of September, 2011 to the Subadvisory Agreement dated October 17, 2005, as amended (the “Agreement”), between John Hancock Investment Management Services, LLC, a Delaware limited liability company (the “Adviser”), and T. Rowe Price Associates, Inc., a Maryland Corporation (the “Subadviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:
1. CHANGE IN APPENDIX A
     Appendix A of the Agreement, “Compensation of Subadviser,” is hereby amended to add the subadvisory fees for the Health Sciences Fund (a “Portfolio”), a new series of John Hancock Funds II (the “Trust”).
2. SUBADVISORY AGREEMENT
     In all other respects, the Agreement is confirmed and remains in full force and effect.
3. EFFECTIVE DATE
     This Amendment shall become effective on the later to occur of (i) approval of this amendment by the Trustees of the John Hancock Funds II and (ii) the date of its execution.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed under seal by their duly authorized officers as of the date first mentioned above.

John Hancock Investment Management Services, LLC
By:	/s/ Andrew Arnott
Executive Vice President

T. Rowe Price Associates, Inc.
By:	/s/ Fran Pollack-Matz
Vice President

APPENDIX A
Blue Chip Growth Fund
Equity-Income Fund
Health Sciences Fund
Mid Value Fund
Real Estate Equity Fund
Science & Technology Fund
Small Company Value Fund
Spectrum Income Fund
     The Subadviser shall serve as investment subadviser for each Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to each Portfolio, the fee computed separately for such Portfolio accrued daily at an annual rate as follows (the “Subadviser Fee”):

		Between	Between	Between
		$50 million	$200 million	$500 million
	First	and	and	and		Excess Over
	$50 million	$200 million	$500 million	$1 billion of		$1 billion of
	of Aggregate	of Aggregate	of Aggregate	Aggregate		Aggregate
Portfolio	Net Assets*	Net Assets*	Net Assets*	Net Assets*		Net Assets*
Blue Chip Growth Fund	%	%	%	%	#	%
Equity-Income Fund	%	%	%	%	##	%
Mid Value Fund	%	%	%	%		%
Science & Technology Fund	%	%	%	%		%
Small Company Value Fund	%	%	%	%		%

Between
	First	$250 million	Excess Over
	$250 million	and $500 million	$500 million
	of Aggregate	of Aggregate	of Aggregate
Portfolio	Net Assets*	Net Assets*	Net Assets*
Real Estate Equity Fund	%	%	%

	First	Excess Over
	$250 Million	$250 Million
	of Aggregate	of Aggregate
Portfolio	Net Asset*	Net Assets*
Spectrum Income Fund	%	%

	First	Excess Over
	$500 Million	$500 Million
	of Aggregate	of Aggregate
Portfolio	Net Asset*	Net Assets*
Health Sciences Fund	%	%

#	When Aggregate Net Assets exceed $1 billion on any day, the annual rate of subadvisory fee for that day is 0.350% on the first $1 billion of Aggregate Net Assets.

##	When Aggregate Net Assets exceed $1 billion on any day, the annual rate of subadvisory fee for that day is 0.350% on the first $1 billion of Aggregate Net Assets.

*	The term Aggregate Net Assets for a given day includes the net assets of the Portfolio managed by the Subadviser. It also includes the net assets of one or more other portfolios of the Trust, or other portfolios managed by the Subadviser as indicated below, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the custodian or fund accountant as of the close of business on the previous business day of the Trust, and the net assets of each other portfolio are determined as of the close of business on the previous business day of that other portfolio.

Trust Portfolio(s)	Other Portfolio(s)
Blue Chip Growth Fund	Blue Chip Growth Trust, a series of John Hancock Variable Insurance Trust

Equity-Income Fund	Equity-Income Trust, a series of John Hancock Variable Insurance Trust

Health Sciences Fund	Health Sciences Trust, a series of John Hancock Variable Insurance Trust

Mid Value Fund	Mid Value Trust, a series of John Hancock Variable Insurance Trust

Real Estate Equity Fund	Not Applicable

Science & Technology Fund	Science & Technology Trust, a series of John Hancock Variable Insurance Trust

Small Company Value Fund	Small Company Value Trust, a series of John Hancock Variable Insurance Trust

Spectrum Income Fund	New Income Trust, a series of John Hancock Variable Insurance Trust
     The Subadviser Fee for a Portfolio shall be based on the applicable annual fee rate for the Portfolio which for each day shall be equal to (i) the sum of the amounts determined by applying the annual percentage rates in the table to the applicable portions of Aggregate Net Assets divided by (ii) Aggregate Net Assets (the “Applicable Annual Fee Rate”). The Applicable Annual Fee Rate is then applied to Portfolio assets as described below. The Subadviser Fee for each Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The daily fee accruals will be computed by multiplying the fraction of one over the number of calendar days in the year by the Applicable Annual Fee Rate, and multiplying this product by the net assets of the Portfolio. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.
     If, with respect to any Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.

Capital Appreciation Value Fund
The Subadviser shall serve as subadviser for the Portfolio of the Trust listed below. The Adviser will pay the Subadviser, as full compensation for all services provided under this Agreement with respect to the Portfolio, the fee computed separately for such Portfolio at an annual rate as follows (the “Subadviser Fee”):
If Aggregate Net Assets are less than $500 million, the following fee schedule shall apply:

First $250
million of
	Aggregate Net	Excess Over $250 million
Portfolio	Assets*	of Aggregate Net Assets*
Capital Appreciation Value Fund	%	%
If Aggregate Net Assets equal or exceed $500 million but are less than $2 billion, the following fee schedule shall apply:

First $1 billion
	of Aggregate Net	Excess Over $1 billion of
Portfolio	Assets*	Aggregate Net Assets*
Capital Appreciation Value Fund	%	%
If Aggregate Net Assets equal or exceed $2 billion but are less than $3 billion, the following fee schedule shall apply:

First $500
million of
	Aggregate Net	Excess Over $500 million
Portfolio	Assets*	of Aggregate Net Assets*
Capital Appreciation Value Fund	%	%
If Aggregate Net Assets equal or exceed $3 billion, the following fee schedule shall apply:

Portfolio	All Asset Levels
Capital Appreciation Value Fund	%

*	The term Aggregate Net Assets for a given day includes the net assets of a Portfolio of the Trust managed by the Subadviser. It also includes with respect to each Portfolio the net assets of one or more other portfolios as indicated below managed by the Subadviser, but in each case only for the period during which the Subadviser for the Portfolio also serves as the subadviser for the other portfolio(s). For purposes of determining Aggregate Net Assets and calculating the Subadviser Fee for a given day, the net assets of the Portfolio and each other portfolio of the Trust are determined by the custodian or fund accountant as of the close of business on the previous business day of the Trust, and the net assets of each other portfolio are determined as of the close of business on the previous business day of that other portfolio.

Trust Portfolio(s)	Other Portfolio(s)
Capital Appreciation Value Fund	Capital Appreciation Value Trust, a series of John Hancock Variable Insurance Trust
The Subadviser Fee for the Portfolio shall be accrued for each calendar day, and the sum of the daily fee accruals shall be paid monthly to the Subadviser within 30 calendar days of the end of each month. The Adviser shall provide Subadviser with such information as Subadviser may reasonably request supporting the calculation of the fees paid to it hereunder. Fees shall be paid either by wire transfer or check, as directed by Subadviser.
If, with respect to the Portfolio, this Agreement becomes effective or terminates, or if the manner of determining the Applicable Annual Fee Rate changes, before the end of any month, the fee (if any) for the period from the effective date to the end of such month or from the beginning of such month to the date of termination or from the beginning of such month to the date such change, as the case may be, shall be prorated according to the proportion which such period bears to the full month in which such effectiveness or termination or change occurs.